Exhibit 10.10
AMENDMENT NO. 1 TO LEASE AGREEMENT
     THIS AMENDMENT NO. 1 TO LEASE AGREEMENT (this “Amendment”) is made as of December 1, 2009, by and between MARYLAND ECONOMIC DEVELOPMENT CORPORATION, a body politic and corporate and a public instrumentality of the State of Maryland (“Landlord”) and HUMAN GENOME SCIENCES, INC., a Delaware corporation (“Tenant”).
RECITALS
     A. Landlord and Tenant are parties to that certain Lease Agreement dated as of December 1, 1997 (the “Facility Lease”), pursuant to which Landlord leased the Leased Premises (as defined in the Facility Lease) to Tenant, and Tenant leased the Leased Premises from Landlord.
     B. Landlord and Tenant have agreed to enter into this Amendment for the purpose of amending the Facility Lease as hereinafter provided.
AGREEMENTS
     NOW, THEREFORE, for and in consideration of the terms of this Amendment and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:
     1. Capitalized Terms. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned thereto in the Facility Lease.
     2. Deletion of References to MIDFA and MIDFA Insurance Agreement. All references in the Facility Lease to “MIDFA” and “MIDFA Insurance Agreement” are hereby deleted
     3. Amendments to Paragraph 2 of the Facility Lease.
     (a) The following defined terms in Paragraph 2 of the Facility Lease are amended and restated in their entirety as follows:
          “Bank means Manufacturers and Traders Trust Company, a New York banking corporation, its successors and assigns.”
          “Collateral Pledge Agreement means that certain Collateral Pledge Agreement dated as of December 1, 2009, between Tenant, as Pledgor, and Bank, as Pledgee, together with all amendments thereto and modifications thereof.”
          “Letter of Credit Agreement means that certain Amended and Restated Letter of Credit Agreement between the Bank and Landlord dated as of December 1, 2009, as the same may from time to time be modified, amended, supplemented, renewed or replaced.”

          “Trustee means Manufacturers and Traders Trust Company, acting in its capacity as Trustee, its successors and assigns.”
     (b) The following defined terms are hereby added to Paragraph 2 of the Facility Lease:
          “Operative Documents means this Lease, the Bond Documents, the Credit Facility Agreement, the Credit Facility Documents, the Collateral Pledge Agreement, the Letter of Credit, the Letter of Credit Agreement, the Letter of Credit Documents, the Hedge Documents, if applicable, and the Bond Deed of Trust.”
          “Tenant Collateral means all of Tenant’s right, title and interest in and to (i) the Leased Premises, (ii) contracts, contract rights and general intangibles relating to the maintenance of the Improvements and/or to the Subject Leases (as hereinafter defined) and (iii) proceeds of any of the foregoing.
     4. Basic Rent Adjustment. Commencing on December 1, 2009 and continuing for the remainder of the Term, subject to further adjustment as provided for in Paragraph 7(c), Basic Rent shall be adjusted to an amount equal to $140,000 per month.
     5. Amendment to Paragraph 6(b) of Facility Lease. The fifth paragraph of Paragraph 6(b) of the Facility Lease is hereby amended and restated in its entirety as follows:
     ” In addition, at the closing of such purchase option, Tenant shall (1) pay or cause to be paid to Montgomery County, Maryland one-half of all transfer and recordation taxes required or necessary to be paid in connection with the transfer of the Leased Premises from Landlord to Tenant (it being the intent of the parties that, but for Landlord’s exemption from payment of transfer and recordation taxes, one-half of any such transfer and recordation taxes would be attributable to Landlord), and (2) pay to Landlord, in immediately available funds, the sum of the following:
     (A) all Basic Rent and Additional Rent through the date of the closing of such purchase option, plus
     (B) all actual third party costs and expenses (including reasonable attorneys fees and expenses) of the Credit Facility Provider, Landlord and the State (excluding Landlord’s internal overhead) incurred in connection with such purchase, including (without limitation) any costs incurred by Landlord in connection with “unwinding” the Hedge, but deducting any benefits accruing to Landlord in connection with “unwinding” the Hedge, plus
     (C) all brokerage fees, if any, and other costs and expenses required or necessary to be paid in connection with the transfer of the Leased Premises from Landlord to Tenant.

     Notwithstanding the foregoing, in the event Montgomery County, Maryland or any other entity denies applicability of Landlord’s exemption from such transfer and recordation taxes and, accordingly, or for any other reason, requires payment of Landlord’s one-half of such transfer or recordation taxes, Tenant agrees to advance the full amount of such transfer and recordation taxes on behalf of Landlord, reserving the right on behalf of Tenant and Landlord to appeal such imposition, and in such case, Landlord agrees to cooperate with Tenant in any effort by Tenant to appeal the imposition of any such transfer and/or recordation taxes upon Landlord, provided such appeal is made at Tenant’s sole cost and expense. Any transfer and/or recordation taxes refunded to Landlord as a result of any such appeal shall be delivered by Landlord to Tenant.”
     6. Amendment to Paragraph 7(c) of Facility Lease. Paragraph 7(c) of the Facility Lease is hereby amended and restated in its entirety as follows:
     “(c) Landlord and Tenant acknowledge and agree that the Basic Rent has been determined based upon a number of factors, which include the amount of debt service payable by Landlord with respect to the Bonds and the State Loans and other costs which may fluctuate from time to time. Basic Rent shall be adjusted from time to time by Landlord and Tenant to reflect, among other things, (i) any redemption of the Bonds prior to maturity, and (ii) the expiration of the Hedge or any default by the Hedge Counterparty in the performance of its obligations under the Hedge Documents. Accordingly, within thirty (30) days of each calendar quarter-end, Landlord shall provide Tenant with a reconciliation of the amounts and costs incurred by Landlord which have been paid by Landlord from Basic Rent received from Tenant, together with a projection of funds needed by Landlord over the ensuing twelve (12) months to pay timely such costs and amounts which have customarily been paid by Landlord from Basic Rent payments; and effective with the Basic Rent payment due sixty (60) days after the end of each quarter-end, Basic Rent shall be adjusted upward or downward as such projections warrant.”
     7. Amendment to Paragraph 25(g) of Facility Lease. Paragraph 25(g) of the Facility Lease is hereby amended and restated in its entirety as follows:
     “(g) Place of Business of Tenant. Tenant’s principal place of business is 14200 Shady Grove Road, Rockville, Maryland 20850.”
     8. Amendment to Paragraph 26(a) of Facility Lease. Paragraph 26(a) of the Facility Lease is hereby amended and restated in its entirety as follows:
     “(a) Financial Statements. Furnish or cause to be furnished to Landlord:
          (i) as soon as available but in no event more than 45 days after filing with the Securities and Exchange Commission (the “SEC”), a copy of the 10Q Report of Tenant filed with the SEC accompanied by a certificate of the chief financial officer of Tenant stating whether any event has occurred which constitutes an Event of Default, or which would constitute such an Event of Default with the giving of notice or the lapse of time or both, and, if so, stating the facts with respect thereto; and

          (ii) as soon as available but in no event more than 120 days after the close of each fiscal year of Tenant, a copy of the 10K Report of Tenant filed with the SEC and a copy of the annual audited financial statements relating to Tenant prepared in accordance with GAAP, which financial statements shall include a balance sheet of Tenant as at the end of such fiscal year and a statement of earnings and changes in stockholder’s equity of Tenant for such fiscal year; and
          (iii) as soon as available but in no event more than 90 days after the close of each fiscal year of Tenant, a certificate of the chief financial officer of Tenant stating whether any event which constitutes an Event of Default under this Lease has occurred, or any event which would constitute such an Event of Default with the giving of notice or the lapse of time or both has occurred, and, if so, stating the facts with respect thereto; and
          (iv) promptly upon transmission thereof, copies of any financial statements, proxy statements, reports and the like which Tenant sends to its shareholders and copies of all registration statements (with exhibits); and
          (v) with reasonable promptness, such budgets, cash flow projections, financial forecasts and other additional information, reports or statements as Landlord or the Credit Facility Provider may from time to time reasonably request.”
     9. Deletion of Paragraph 26(j) of the Facility Lease. Paragraph 26 of the Facility Lease is hereby amended to delete subparagraph (j).
     10. Deletion of Paragraph 27(b) of the Facility Lease. Paragraph 27 of the Facility Lease is hereby amended to delete subparagraph (b).
     11. Addition of Paragraphs 36 and 37 to Facility Lease. The Facility Lease is hereby amended to add the following new Paragraphs 36 and 37:
     “36. Nature of Transaction. With respect to the Leased Premises, it is the intent of Tenant and the Credit Facility Provider that, for federal, state and local tax purposes and for bankruptcy, commercial and regulatory law and all other purposes, this Lease and the transactions contemplated by the Operative Documents shall be treated as the repayment and security provisions of a loan by Landlord and the Credit Facility Provider to Tenant, that Tenant shall be treated as the legal and beneficial owner entitled to any and all benefits of ownership of such Leased Premises and that all payments of Basic Rent during the Term shall be treated as payments of interest and, if applicable, principal.

     37. Grant of Lien and Future Assurances.
          (a) Intent of the Parties. It is the intent of the parties hereto that this Lease grants a security interest and deed of trust lien, as the case may be, on the Leased Premises and the other Tenant Collateral to and for the benefit of Landlord (for the benefit of Landlord and the Credit Facility Provider) to secure Tenant’s performance under and payment of all amounts under this Lease and the other Operative Documents.
          (b) Transactions to be Regarded as Loans. Specifically, without limiting the generality of Paragraph 36, Landlord and Tenant intend and agree that in the event of any insolvency or receivership proceedings or a petition under the United States bankruptcy laws or any other applicable insolvency laws or statute of the United States of America or any State or Commonwealth thereof affecting Tenant, Landlord, the Credit Facility Provider or any collection actions, the transactions evidenced by the Operative Documents shall be regarded as loans made by Landlord and the Credit Facility Provider as unrelated third party lenders to or for the benefit of Tenant secured by the Leased Premises and the other Tenant Collateral.
          (c) Mortgage Lien. Specifically, without limiting the generality of Paragraph 36, Tenant has mortgaged, granted, bargained, sold, conveyed and confirmed, and does hereby mortgage, grant, bargain, sell, convey and confirm, a lien on the Leased Premises and the other Tenant Collateral to secure to Landlord (for the benefit of Landlord and the Credit Facility Provider) (i) all amounts advanced by Landlord and the Credit Facility Provider pursuant to the terms of the Operative Documents, together with interest thereon, and all other amounts payable under the Operative Documents in connection therewith and (ii) all other obligations of Tenant under the Operative Documents, effective on the date hereof.
          (d) Security Agreement. Specifically, but without limiting the generality of Paragraph 36, Landlord and Tenant further intend and agree that, for the purpose of securing the payment of the above-described amounts and to further secure all other obligations of Tenant under the Operative Documents, (i) this Lease shall also be deemed to be a security agreement and financing statement within the meaning of Article 9 of the Maryland Uniform Commercial Code (it being understood that Tenant hereby conveys and warrants and grants a security interest in the Leased Premises and the other Tenant Collateral to Landlord (for the benefit of Landlord and the Credit Facility Provider) to secure all amounts advanced by Landlord and the Credit Facility Provider pursuant to the terms of the Operative Documents, together with interest thereon, and all other amounts payable under the Operative Documents and all other obligations of Tenant under the Operative Documents); (ii) the possession by Landlord or any of its agents of notes and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be “possession by the secured party” for purposes of perfecting the security interest pursuant to Section 9-313 of the Maryland Uniform Commercial Code; and (iii) notifications to Persons holding such property, and acknowledgments, receipts or confirmations from financial intermediaries, bankers or agents (as applicable) of Tenant shall be deemed to have been given for the purpose of perfecting such security interest under any Law. Landlord and Tenant shall, to the extent consistent with this Lease, take such actions and execute, deliver, file and record such other documents, financing statements and mortgages as may be necessary to ensure that, if the Lease was deemed to create a security interest in the Leased Premises and the other Tenant Collateral in accordance with this

Paragraph 37, such security interest would be deemed to be a first priority perfected security interest (subject only to the Deeds of Trust) and will be maintained as such throughout the Term.
          (e) Deed of Trust. Specifically, but without limiting the foregoing or the generality of Paragraph 36, Tenant hereby grants, bargains, sells, warrants, conveys, aliens, remises, releases, assigns, sets over and confirms to Sean V. Timms and Arthur L. Perraud (collectively, the “Deed of Trust Trustees”) all of Tenant’s right, title, and interest in and to the following (collectively, the “Mortgaged Property”): (i) the Leased Premises and all appurtenances relating thereto and all proceeds, both cash and noncash thereof; (ii) all easements, rights-of-way, strips and gores of land, vaults, streets, ways, alleys, passages, sewer rights, waters, water courses, water rights, minerals, flowers, shrubs, crops, trees, timber and other emblements, and all estates, rights, titles, interests, tenements, hereditaments and appurtenances, reversions and remainders whatsoever, in any way belonging, relating or appertaining to the Leased Premises or any part thereof, whether now owned or hereafter acquired by Tenant; (iii) all right, title and interest of Tenant in any and all leases, rental agreements and arrangements of any sort now or hereafter affecting the Leased Premises or any portion thereof and providing for or resulting in the payment of money to Tenant for the use of the Leased Premises or any portion thereof, irrespective of whether such leases, rental agreements and arrangements be oral or written, and including any and all extensions, renewals and modifications thereof (the “Subject Leases”) and guaranties of the performance or obligations of any lessees thereunder, together with all income, rents, issues, profits and revenues from the Subject Leases (including all lessee security deposits and all other lessee deposits, whether held by Tenant or in a trust account, and all other deposits and escrow funds relating to any Subject Leases), and all the estate, right, title, interest, property, possession, claim and demand whatsoever at law, as well as in equity, of Tenant of, in and to the same; provided, however, that although this Lease contains (and it is hereby agreed that this Lease contains) a present, current, unconditional and absolute assignment of all of said income, rents, issues, profits and revenues, Tenant shall collect and apply such rental payments and revenues as provided in this Lease and the other Operative Documents; (iv) all right, title and interest of Tenant in, to and under all franchise agreements, management contracts, consents, authorizations, certificates and other rights of every kind and character of any of the Leased Premises, to the extent the same are transferable, service contracts, utility contracts, leases of equipment, and all other contracts, licenses and permits now or hereafter affecting the Leased Premises or any part thereof and all guaranties and warranties with respect to any of the foregoing (the “Subject Contracts”); (v) all right, title and interest of Tenant in any insurance policies or binders now or hereafter relating to the Leased Premises, including any unearned premiums thereon, as further provided in this Lease; (vi) all right, title and interest of Tenant in any and all awards, payments, proceeds and the right to receive the same, either before or after any foreclosure hereunder, as a result of any temporary or permanent injury or damage to, taking of or decrease in the value of the Leased Premises by reason of casualty, condemnation or otherwise as further provided in this Lease; (vii) all right, title and interest of Tenant in all utility, escrow and all other deposits (and all letters of credit, certificates of deposit, negotiable instruments and other rights and evidence of rights to cash) now or hereafter relating to the Leased Premises or the purchase, construction or operation thereof; (viii) all claims and causes of action arising from or otherwise related to any of the foregoing, and all rights and judgments related to any legal actions in connection with such claims or causes of action; (ix) all Alterations, extensions, additions, improvements, betterments, renewals and replacements, substitutions, or proceeds of any of the foregoing acquired with proceeds of any of the property described hereinabove; all of which foregoing items are hereby declared and shall be deemed to be a portion of the security for the indebtedness and obligations herein described, a portion of the above described collateral being located upon the Land; and (x) all of the other Tenant Collateral, IN TRUST, HOWEVER, WITH POWER OF SALE, to secure (i) all amounts advanced by Landlord and the Credit Facility Provider pursuant to the terms of the Operative Documents, together with interest thereon, and all other amounts payable under the Operative Documents in connection therewith and (ii) all other obligations of Tenant under the Operative Documents, effective on the date hereof.
          (f) Power of Sale Remedies. Without limiting any other remedies set forth herein, in the event that a court of competent jurisdiction rules that this Lease constitutes a deed of trust or other secured financing with respect to the Leased Premises as is the intent of the parties pursuant to this Paragraph 37, then Landlord and Tenant agree that, upon the occurrence and during the continuance of any Event of Default, the Deed of Trust Trustees may, and are hereby irrevocably empowered to, with or without entry, and to the extent permitted by applicable law, sell or cause the sale of the Leased Premises or any part or parts thereof at one or more public auctions as an entirety or in parcels as Landlord may elect free from any equity of redemption for cash, on credit, or for other property, for immediate or future delivery, and on such terms as the Deed of Trust Trustees shall deem advantageous and proper, such sale or sales to be made in such manner and upon such notice and advertisement as may be required by applicable law, or in the absence of any such requirements, as Landlord may deem appropriate, and to make conveyance to the purchase or purchasers. Notwithstanding the foregoing, upon the occurrence of an Event of Default, Landlord may, at its option, proceed to foreclose on the Leased Premises by judicial foreclosure.
Waiver. Tenant Acknowledges and agrees that if it defaults, a non-judicial foreclosure sale of the Leased Premises, if permitted by law, may be conducted without a hearing of any kind and without notice beyond the publication and posting of the notice of sale as required by law. tenant hereby waives to the extent permitted by law any rights it may have to any such hearing and notice.
          (g) UCC Remedies. In addition to any other remedies granted in this Lease to Landlord (including specifically, but not limited to, the right to proceed against the Leased Premises in accordance with the rights and remedies in respect to those portions of the Leased Premises which are real property pursuant to Section 9-604(a) of the Maryland Uniform Commercial Code), Landlord may proceed under the Maryland Uniform Commercial Code as to all or any part of the personal property (tangible or intangible) and fixtures included with the Leased Premises (such portion of the Leased Premises being referred to herein as the “Personalty”) and shall have and may exercise with respect to the Personalty all the rights, remedies, and powers of a secured party under the Maryland Uniform Commercial Code, including, without limitation, the right and power to sell, at one or more public or private sales, or otherwise dispose of, lease, or utilize the Personalty and any part or parts thereof in any manner authorized or permitted under the Maryland Uniform Commercial Code after default by a debtor, and to apply the proceeds thereof toward payment of any costs and expenses and attorney’s fees and legal expenses thereby incurred by Landlord, and toward payment of the indebtedness hereby secured in such order or manner as provided herein. Any requirement of the

Maryland Uniform Commercial Code for reasonable notification shall be met by mailing written notice to Tenant at its address set forth in Exhibit E hereto at least ten (10) days prior to the sale or other event for which such notice is required.
          (h) Judicial Remedies. Landlord may proceed to protect and enforce its rights by a suit or suits in equity or at law, or for the specific performance of any covenant or agreement contained herein or in the Operative Documents, or in aid of the execution of any power herein or therein granted, or for the foreclosure of the mortgage lien created by this Lease, or for the enforcement of any other appropriate legal or equitable remedy and in aid thereof Tenant hereby assents to the passage of a decree by the equity court having jurisdiction. Upon the bringing of any suit to foreclose the mortgage lien created by this Lease or to enforce any other remedy available hereunder, Landlord shall be entitled as a matter of right, without notice and without giving bond to Tenant or anyone claiming under, by or through it, and without regard to the solvency or insolvency of Tenant or the then value of the premises, to have a receiver appointed of all the Leased Premises and of the earnings, income, rents, issues, profits and proceeds thereof, with such power as the court making such appointment shall confer, and Tenant does hereby irrevocably consent to such appointment.
          (i) Acceleration of Payments under the Letter of Credit Agreement and Other Operative Documents. In case of any sale of the Leased Premises, or of any part thereof, pursuant to any judgment or decree of any court or otherwise in connection with the enforcement of any of the terms of this Lease, all outstanding amounts due and owing under the Letter of Credit Agreement and the other Operative Documents, if not previously due, and the interest accrued thereon, if any, shall at once become and be immediately due and payable; also in the case of any such sale, Landlord may bid and become the purchaser, and the purchaser or purchasers, for the purpose of making settlement for or payment of the purchase price, shall be entitled to turn in and use all outstanding amounts due and owing under the Letter of Credit Agreement and the other Operative Documents, and any claims for interest due and unpaid thereon, in order that there may be credited as paid on the purchase price the sum apportion able and applicable to all outstanding amounts due and owing under the Letter of Credit Agreement and the other Operative Documents, including principal and interest thereon, out of the net proceeds of such sale after allowing for the proportion of the total purchase price required to be paid in actual cash. If at any foreclosure proceeding the Leased Premises shall be sold for a sum less than the total amount of indebtedness for which judgment is therein given, the judgment creditor shall be entitled to the entry of a deficiency decree against Tenant and against the property of Tenant for the amount of such deficiency.
          (j) Attorney-in-Fact. Tenant hereby irrevocably appoints Landlord as Tenant’s attorney-in-fact, with full authority in the place and stead of Tenant and in the name of Tenant or otherwise, from time to time in Landlord’s discretion, to execute any instrument which Landlord may deem necessary or advisable to accomplish the purposes of this Lease (subject to any limitations set forth in the Operative Documents), and to take any action (including any action that Tenant is entitled to take), including, without limitation:
     (i) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for money due and to become due under or in connection with all or any portion of the Leased Premises and the other Tenant Collateral;

     (ii) to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with the foregoing clause (a);
     (iii) to file any claim or take any action or institute any proceedings which Landlord may deem to be necessary or advisable for the collection thereof or to enforce compliance with the terms and conditions of this Lease; and
     (iv) to perform any affirmative obligations of Tenant hereunder, including the execution of mortgages, financing statements and other documents.
     Tenant hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this subparagraph (j) is irrevocable and coupled with an interest. Notwithstanding anything contained herein to the contrary, the rights and powers presently granted Landlord by this subparagraph (j) may be exercised by Landlord only upon the occurrence and during the continuance of an Event of Default.”
     12. Amendments to Exhibit E of the Facility Lease. Exhibit E to the Facility Lease is hereby amended to change the addresses for Landlord, Tenant and the Bank as follows:

“If to Landlord:

Notices:	Maryland Economic Development Corporation
100 N. Charles Street, Suite 630
Baltimore, Maryland 21201
Attention: Executive Director

with a copy to:

Teri M. Guarnaccia, Esquire
Ballard Spahr LLP
300 East Lombard Street, 18th Floor
Baltimore, Maryland 21202

Payments:	Basic Rent

By Mail:

MEDCO
100 N. Charles Street, Suite 630
Baltimore, Maryland 21201
Attention: Executive Director

If to Tenant:

Notices:	Human Genome Sciences, Inc. 14200 Shady Grove Road

Rockville, Maryland 20850
Attention: James H. Davis, Executive Vice President, General Counsel and Secretary

If to Bank:

Notices:	If by mail:

Manufacturers and Traders Trust Company
1 Research Court, Suite 400
Rockville, Maryland 20850
Attention: Arthur L. Perraud

Manufacturers and Traders Trust Company
25 South Charles Street, 11th Floor
Baltimore, Maryland 21201
Attention: Letter of Credit Department

Otherwise:

Manufacturers and Traders Trust Company
1 Research Court, Suite 400
Rockville, Maryland 20850
Attention: Arthur L. Perraud

Manufacturers and Traders Trust Company
25 South Charles Street, 11th Floor
Baltimore, Maryland 21201
Attention: Letter of Credit Department

with a copy to:

Nancy R. Little, Esquire
McGuireWoods LLP
One James Center
901 East Cary Street
Richmond, Virginia 23219

If to State:

Notices:	Department of Business and Economic Development
217 East Redwood Street, 22nd Floor
Baltimore, Maryland 21202
Attention: Director of Community Financing Group Programs”

     13. No Default or Event of Default. Tenant represents and warrants to Landlord that, as of the date hereof, no Default or Event of Default has occurred and is continuing, or will occur as a result of, or after giving effect to, this Amendment.
     14. Ratification of Facility Lease. Except as expressly amended by this Amendment, the Facility Lease is hereby ratified and reaffirmed and shall continue in full force and effect.
     15. Applicable Law. This Amendment shall be governed by the laws of the State of Maryland.
     16. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original for all purposes, and all counterparts shall together constitute one and the same instrument.
     17. Joinder by Bank, State and MIDFA. Pursuant to Paragraph 31 of the Facility Lease, the Bank, the State and MIDFA join herein for the sole purpose of consenting to this Amendment.
[SIGNATURE PAGES ATTACHED]

     IN WITNESS WHEREOF, Landlord and Tenant have caused this Amendment to be signed on their behalf, under seal, by their respective signatories thereunto duly organized as of the date first above written.

LANDLORD: MARYLAND ECONOMIC DEVELOPMENT CORPORATION
By:	/s/ Robert C. Brennan
	Name:	Robert C. Brennan
	Title:	Executive Director

TENANT: HUMAN GENOME SCIENCES, INC.
By:	/s/ H. Thomas Watkins
	Name:	H. Thomas Watkins
	Title:	President and Chief Executive Officer

JOINDER
     Pursuant to Paragraph 31 of the Facility Lease, the Bank, the State and MIDFA are joining in this Amendment for the sole purpose of evidencing their consent hereto.

BANK: MANUFACTURERS AND TRADERS TRUST COMPANY
By:	/s/ Arthur L. Perraud
	Name:	Arthur L. Perraud
	Title:	Vice President

STATE: MARYLAND DEPARTMENT OF BUSINESS AND ECONOMIC DEVELOPMENT
By:	/s/ James L. Henry
	Name:	James L. Henry
	Title:	Program Director, Office of Finance Programs

MIDFA: MARYLAND INDUSTRIAL DEVELOPMENT FINANCING AUTHORITY
By:	/s/ D. Gregory Cole
	Name:	D. Gregory Cole
	Title:	Executive Director